Exhibit 5.9

October 31, 2006

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston MA 02210

Ladies and Gentlemen:

We have acted as special Nevada counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”) and to the subsidiary listed on Schedule I hereto (the “Nevada Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the Nevada  Guarantor and the subsidiaries of the Company listed on Schedule II hereto (the “non-Nevada Guarantors” and together with the Nevada  Guarantor, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Nevada Guarantor of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

In rendering the opinions set forth in this letter, we have examined copies of only the following documents:

1.             Articles of Incorporation of REM-Nevada, Inc. filed with the Nevada Secretary of State on August 5, 1997;

2.             Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on August 4, 2000 changing the name of the corporation from “REM-Nevada, Inc.” to “REM Nevada, Inc.”;

3.             Certificate of corporate existence with respect to REM issued on

October 18, 2005 by the Nevada Secretary of State;

4.             the Bylaws of REM-Nevada, Inc.;

5.             the Registration Statement;

6.             the Indenture dated as of June 29, 2006 among the Company, the Guarantors and US Bank National Association as Trustee;

7.             Action Taken by Unanimous Written Consent of the Board of Directors of the Nevada Guarantor dated as of June 29, 2006 of (the “Resolutions”).

In rendering the opinions set forth in this letter, we have assumed the legal capacity of all natural persons, the authenticity and genuineness of all signatures, the authenticity and completeness of all documents submitted to us, the conformity to the original documents of all documents submitted to us as copies, whether received by email, fax, U.S. mail or express delivery, and the authenticity of the original of such documents. We assume the person executing the Indenture for the Guarantor was one of those officers of the Guarantor listed in the  Resolutions as authorized to execute and deliver the Indenture. We assume that said officer duly delivered the Indenture to the Trustee. Except with respect to the Guarantor, we have assumed the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

As to all questions of fact that are material to our opinions, we have assumed the factual accuracy of, and have relied upon the factual statements set forth in, the Registration Statement, the Indenture and the certificate from the Nevada Secretary of State, item 3 above. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

The words “to our knowledge” or “known to us” in the opinions expressed below signify the actual knowledge of John P. Fowler of this firm. We have undertaken no investigation or verification of the matters relating in such opinions and have searched no public records of any kind with respect to such opinions.

The members of this firm are admitted to the State Bar of Nevada and are duly qualified to practice law in that state. Our opinions are limited to the laws of the State of Nevada that are in effect on the date of this letter, that, in our professional judgment, are normally applicable to transactions of the type contemplated in the documents described herein. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. The only opinions rendered consist of the matters set forth in the opinion paragraphs 1 through 4 below and no opinions are implied or to be inferred beyond such matters.

1.               Guarantor (a) has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Nevada, and (b) has the corporate power and authority to conduct its business as described in the Registration Statement.

2.               The Indenture has been duly authorized, executed and delivered by the Nevada Guarantor.

3.               The issuance of the Guarantee by the Nevada Guarantor and the performance by the Nevada Guarantor of the Indenture, will not violate the articles of incorporation or by-laws of any Nevada Guarantor, or any Nevada statute, rule or regulation applicable to any Nevada Guarantor or any order known to us  issued pursuant to any Nevada statute by any Nevada court or governmental agency or body having jurisdiction over the Nevada Guarantor or any of their respective properties.

4.               No consent, approval, authorization, order, registration or qualification of or with any Nevada governmental agency or body or, to our knowledge, any Nevada court is required for the issuance of the Guarantees by the Nevada Guarantor or the compliance by the Nevada Guarantor with all of the provisions of the Indenture.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of Nevada. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement. We also consent to (i) the Trustee’s relying on this opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of Nevada law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

Very truly yours,

WOODBURN AND WEDGE

	By:	/s/ John P. Fowler
John P. Fowler

JPF:bm

Schedule I

Nevada Guarantor

REM Nevada, Inc.

Schedule II

Non-Nevada Guarantors

Center for Comprehensive Services, Inc.

Cornerstone Living Skills, Inc.

Family Advocacy Services, LLC

First Step Independent Living Program, Inc.

Homework Center, Inc.

Horrigan Cole Enterprises, Inc.

Illinois Mentor, Inc.

Loyd’s Liberty Homes, Inc.

Massachusetts Mentor, Inc.

Mentor Management, Inc.

Mentor Maryland, Inc.

National Mentor Healthcare, LLC

National Mentor Holdings, LLC

National Mentor, LLC

National Mentor Services, Inc.

National Mentor Services, LLC

Ohio Mentor, Inc.

REM Arizona Rehabilitation, Inc.

REM Arrowhead, Inc.

REM Central Lakes, Inc.

REM Colorado, Inc.

REM Community Options, Inc.

REM Community Payroll Services, LLC

REM Connecticut Community Services, Inc.

REM Consulting & Services, Inc.

REM Consulting of Ohio, Inc.

REM Developmental Services, Inc.

REM Health, Inc.

REM Health of Iowa, Inc.

REM Health of Nebraska, LLC

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Heartland, Inc.

REM Hennepin, Inc.

REM Home Health, Inc.

REM, Inc.

REM Indiana Community Services, Inc.

REM Indiana Community Services II, Inc.

REM Indiana, Inc.

REM Iowa Community Services, Inc.

REM Iowa, Inc.

REM Management, Inc.

REM Maryland, Inc.

REM Minnesota Community Services, Inc.

REM Minnesota, Inc.

REM New Jersey, Inc.

REM North Dakota, Inc.

REM North Star, Inc.

REM Ohio, Inc.

REM Ohio Waivered Services, Inc.

REM Pennsylvania Community Services, Inc.

REM Ramsey, Inc.

REM River Bluffs, Inc.

REM South Central Services, Inc.

REM Southwest Services, Inc.

REM Utah, Inc.

REM West Virginia, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

REM Woodvale, Inc.

South Carolina Mentor, Inc.

Unlimited Quest, Inc.